10-QSB Exhibit(3)(vii)                   Adopted:  January 28, 1998

                       TAYLOR DEVICES, INC.
                       ____________________

                     PROXY REVIEW GUIDELINES

                        TABLE OF CONTENTS

ARTICLE                  TITLE                              PAGE

I                   General Rules                           1
II                  Guardians and Minors                    3
III                 Joint Owners                            4
IV                  Fiduciaries                             4
V                   Banks and Trust Companies               5
VI                  Conservators or Committees              6
VII                 Receivers                               6
VIII                Pledgees and Pledgors                   6
IX                  Corporations, Associations, Etc.        7
X                   Partnerships                            7
XI                  Nominee Proxies                         8
XII                 Broker's Proxies                        9
XIII                Dates and Postmarks                     10
XIV                 Conflict of Law                         11

                     PROXY REVIEW GUIDELINES

          These guidelines are adopted to favor an interpretation giving validity to proxies and avoiding disenfranchisement of shareholders. The intent of a shareholder, when discernible, shall prevail. In applying these guidelines, the inspectors of election shall act accordingly. Any matter not covered herein shall be so determined as to further, where possible, the validity of shareholders' proxies. "Proxy" shall be deemed to include "Power of Attorney" as well as "Proxy".

     I.   GENERAL RULES

          1.01 Any proxy bearing a handwritten or hand printed signature or signed by stamped, typewritten, or facsimile signature is presumptively valid.

          1.02 Any copy, facsimile, telecommunication or other reliable reproduction of the writing or transmission in lieu of the original writing or transmission shall be presumptively valid provided that such copy, facsimile, telecommunication or other reliable reproduction (1) is a complete reproduction of the entire original writing or transmission; and (2) either sets forth or is submitted with information from which it can be reasonably determined by the inspectors of election that it was authorized by the shareholders.

          1.03      Proxies may be signed in pencil.

          1.04 Changes or variations in spelling as between the registered name of the shareholder and his indicated signature will not void the proxy, if the name as signed is phonetically similar to the name as registered.

          1.05 The addition of an address different from that appearing in the stock register will not void the proxy.

          1.06 Titles such as Mr., Mrs., Miss, or Doctor or equivalent may be added or omitted and, even if included in the registered name, need not be included in the indicated signature.

          1.07 Initials may be used for first and/or middle names, and an initial may be added or omitted and names may be used for the first and/or middle initial. The proxy will not be voided merely because a middle initial differs from a middle initial appearing on the stock records.

          1.08 The addition or omission of Jr. or Sr. or Roman or Arabic numerals after the signature will not render the proxy void.

          1.09 Where the shareholder's name is signed by someone other than the shareholder, the proxy is presumptively valid if the signer has designated his capacity as attorney, power of attorney, attorney in fact, relative (such as parents, brother, or uncle), agent, per, by, or any abbreviation of any of the foregoing.

          1.10 All shareholders shall be presumed to have voted all the shares registered in their respective names (although appearing in more than one account and different addresses in the same community on the record of shareholders) which they are entitled to vote, in the absence of any indication to the contrary. A broker or nominee proxy which does not specify or otherwise limit the proxy to a designated number of shares shall be valid for the total number of shares registered in the name of such broker or nominee and held for its account by any depositary which has submitted an omnibus proxy.

          1.11 A power of attorney or proxy will be sufficient to confer authority to execute another power of attorney or proxy even though it contains no power of substitution.

          1.12 Where shares are registered in the name of a fiduciary, even absent a fiduciary designation as part of the signature, the proxy will be valid.

          1.13      The designation of the capacity of any
signatory is acceptable in any language.

          1.14      Where shares are held in the name of a
shareholder, both in his individual capacity and in some fiduciary or other representative capacity, any single proxy shall be deemed as voting the shares in all capacities, unless otherwise indicated.

          1.15 Unless otherwise indicated in the proxy, any proxy shall be deemed to vote all shares of stock which the person executing the proxy is entitled to vote as record holder or otherwise.

          1.16 Where a woman signs her married name to a proxy, and the stock is registered in her maiden name, or vice versa, the proxy will be valid. If the registered surname and the surname in the signature differ, the inspectors of election may assume the variation is the result of change in marital status.

     II.  GUARDIANS AND MINORS

          2.01 Shares registered in the name of a guardian or custodian may be voted by such guardian or custodian, or by the beneficial owner.

          2.02 Shares registered in the name of a shareholder under the guardianship or custodianship of a designated person may be voted either by such guardian or custodian, or by such shareholder.

     III. JOINT OWNERS

          3.01 Shares held by two or more persons, whether as joint tenants, tenants in common, tenants by the entirety, members of a partnership, owners of community property, or otherwise, may be voted in person or by proxy by any of such persons. If more than one of such persons shall vote such shares, the vote of the majority shall be binding, or if evenly divided, then the vote shall be divided among them in proportion to the number of such persons voting in person or by proxy, even though the name of one of the signers does not appear as a record holder.

          3.02 Where the surnames are identical, they need not be repeated in the signature -- for example, a proxy in the names of "John Jones and Mary Jones" will be valid if signed "John and Mary Jones" or "Mr. and Mrs. John Jones".

     IV.  FIDUCIARIES

          4.01 Shares held by an administrator, executor, guardian, committee, curator, trustee, agent, attorney, personal representative, or other fiduciary, or by two or more persons having the same fiduciary relationship respecting the same shares, may be voted by him or them, either in person or by proxy as provided in this Section IV without transfer of such shares into his or their name, provided that evidence of such representative capacity is produced.

          4.02 Assuming compliance with 4.01 above, a proxy signed by any such person which does not indicate the name of the person for whom he is acting, even though the name of the signer does not appear on the shareholder list on the record date, will be valid.

          4.03 Where shares are held by more than one of the persons referred to in this Section IV, the shares shall be voted as determined by a majority of such persons, except that (1) if they be equally divided as to a vote, the vote of the shares shall be divided equally, and (2) if only one such person shall vote, either in person or by proxy, such vote shall be sufficient to vote all the shares.

     V.   BANKS AND TRUST COMPANIES

          5.01 Where a proxy is executed by a bank or trust company, it need only be signed in such name as registered, and when so executed, shall be deemed properly executed without supporting evidence of corporate authority or identity of the person signing. No corporate seal, attestation, copy of by-laws, resolution conferring authority or proof of identity is necessary. Where the name of the bank or trust company appears on the face of the proxy, failure to repeat such name as part of the signature or to indicate the capacity of the signatory will not invalidate the proxy.

     VI.  CONSERVATORS OR COMMITTEES

          6.01 Shares standing in the name of a conservator or committee may be voted by such conservator or committee or by the beneficial owner, either in person or by proxy.

          6.02 Shares registered in the name of a shareholder under the conservatorship of a designated person may be voted by such conservator or by such shareholder.

          6.03 Shares registered in the name of a shareholder, in care of a person designated as conservator, may be voted by such conservator or by such shareholder.

     VII. RECEIVERS

          7.01 Shares registered in the name of a receiver may be voted by such receiver whether or not he designates himself as such.

     VIII. PLEDGEES AND PLEDGORS

          8.01 The vote of any person whose stock is pledged shall be valid unless in the transfer by the pledgor on the books of the Corporation such person has expressly empowered the pledgee to vote thereon, in which case only the vote of the pledgee or his proxy shall be valid.

     IX.  CORPORATIONS, ASSOCIATIONS, ETC.

          9.01 A proxy representing shares registered in the name of a corporation, association, church, religious, education, charitable, fraternal or social organization, foundation, society, pension, retirement, profit sharing or other similar plan, or group, or governmental unit, or political group is valid if it bears the handwritten, hand printed, typed, facsimile or stamped signature of the registered holder even though the name of the person signing on behalf of the registered holder does not appear. Proxies apparently executed in the name of any of the foregoing entities shall be valid. If the name of the shareholder is not handwritten, hand printed, typed, in facsimile or stamped, but such proxy is so signed by an officer or other person purporting to act in behalf of such shareholder, the proxy shall be valid. No corporate seal, attestation, or copy of by-laws or resolution conferring authority is necessary. Where the shareholder's name appears on the face of the proxy, failure to repeat such name as part of the signature will not invalidate the proxy.

     X.   PARTNERSHIPS

          10.01 Where shares are registered in the name of a partnership, proxies bearing handwritten, hand printed, typed, facsimile, or stamped signatures in the partnership name only, or signed in the partnership name will be valid. Where the shareholder's name appears on the face of the proxy, failure to repeat such name as part of the signature will not invalidate the proxy.

          10.02 A proxy representing shares in the name of an investment club and signed either by an individual, in his own name (without designation or any title or authority), or signed with solely the name of the investment club, is valid.

     XI.  NOMINEE PROXIES

          11.01 A nominee proxy may be signed in the name of the nominee as registered, whether an individual, partnership or corporation, without requiring the signature of an individual as a partner or as an officer. A nominee proxy may also be signed by an individual without repeating the nominee name or without indicating his capacity or source of authority.

          11.02 A proxy signed by a nominee bearing one account number or other identifying number or symbol will not revoke any other proxy signed by the same nominee bearing a different account number or other identifying number or symbol.

          11.03 Where (1) the total number of shares represented by proxy submitted by a single nominee exceeds the total of shares registered in the name of that nominee, or (2) where in the opinion of the inspectors of election any other inconsistency or ambiguity exists with respect to the number of, or manner in which, shares are voted by a nominee, the inspectors may, if they deem it advisable, procure such information from such nominee or otherwise as the inspectors may deem sufficient to determine the manner in which it was intended that the shares be voted by such nominee.

     XII. BROKER'S PROXIES

          12.01 All proxies received from a broker, which specify a designated number of shares, will be counted regardless of date, provided the total number of shares represented by such proxies do not exceed the total number of shares registered in the name of such broker or its nominees. No proxy or proxies received from a broker shall be deemed to revoke any prior proxy or proxies unless there is specific language to that effect in addition to the printed language of the proxy form. Any such proxy which shall, by such specific language in addition to the printed language of the proxy form, revoke any prior proxy or proxies, shall be deemed effective only with respect to the shares voted by such proxy.

          12.02 Where (1) the total number of shares represented by proxies submitted by a single broker exceeds the total number of shares registered in the name of such broker or its nominees, or (2) where in the opinion of the inspectors of election any other inconsistency or ambiguity exists with respect to the number of, or manner in which, shares are voted by a broker, the inspectors may, if they deem it advisable, procure such information from such broker or otherwise, as the inspectors may deem sufficient to determine the manner in which it was intended that the shares be voted by such broker.

     XIII.     DATES AND POSTMARKS

          13.01 No printed proxy shall be deemed valid unless the printed form requests (by format or direction) that the shareholder to sign and date the proxy, and a space is specifically left for the date.

          13.02 An undated proxy accompanied by an envelope bearing a postmark shall be deemed to be dated as of the date of the postmark.

          13.03     An undated proxy, not accompanied by an
envelope bearing a postmark, shall not be valid, unless a majority of the inspectors of election agree otherwise.

          13.04 A dated proxy, or an undated proxy accompanied by an envelope bearing a postmark, shall be deemed later than an undated proxy not accompanied by an envelope bearing a postmark, (if, in the latter case, such proxy is validated).

          13.05 Where the vote of any shareholder is in doubt because a dated proxy with an envelope has been submitted as well as an undated proxy with an envelope, both proxies shall be deemed to be dated as of the date of the respective envelope postmark.

          13.06 Where proxies from the same shareholder bear the same date or are construed under this Section XIII to bear the same date, and the vote of such shareholder is in doubt, the proxy bearing the latest postmark date and hour on the accompanying envelope shall be deemed the later; if in such case the postmark hours are also identical they shall be acceptable only for purposes of a quorum.

          13.07 If the signature on the proxy and the date on the proxy are in different colors of ink or in ink and pencil, the proxy shall be valid only if accompanied by its postmarked envelope and the date of the postmark shall be the date of the proxy.

          13.08 Assuming validity, an undated proxy received by telecommunication, facsimile or other reliable transmission shall be dated the date of facsimile or transmission.

     XIV. CONFLICT OF LAW

          14.01 In case of any conflict of law with respect to the validity of proxies, as between the law of the state in which the proxy is executed and the law of the State of New York, the law of the State of New York shall govern, irrespective of conflict of laws.